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                                                                     EXHIBIT 5

[LATHAM & WATKINS -- Letterhead]



                                October 25, 1995





National Semiconductor Corporation
1090 Kifer Road
Sunnyvale, California 94086-3737

    Re:  Registration Statement on Form S-3 of
         6,048,387 Shares of Common Stock, par value $0.50 per share
         -----------------------------------------------------------


Ladies and Gentlemen:

   In connection with the registration of 6,048,387 shares of common stock of National Semiconductor Corporation, a Delaware corporation (the "Company"), par value $0.50 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company, pursuant to a Registration
Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 25, 1995 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Shares are issuable upon the conversion of the Company's 6-1/2% Convertible Subordinated Notes due 2002 issued pursuant to an Indenture dated September 15, 1995 (the "Indenture") between the Company and The First National Bank of Boston.

   In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.



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National Semiconductor Corporation
October 25, 1995
Page 2



   In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

   We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

   Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Indenture, will be validly issued, fully paid and nonassessable.

   We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Opinion."


                                           Very truly yours,


                                           /s/ Latham & Watkins